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                                                                       Exhibit 5


                [Letterhead of Piper Marbury Rudnick & Wolfe LLP]



                                November 29, 2001


ALARIS Medical Systems, Inc.
10221 Wateridge Circle
San Diego, California 92121

         RE:      REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

         We have served as counsel to ALARIS Medical Systems, Inc., a Delaware corporation (the "Company"), in connection with the proposed exchange offer (the "Exchange Offer") which is more fully described in the Registration Statement on Form S-4 (SEC File No. 333-73810) filed under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Registration Statement"), to exchange $170,000,000 principal amount of its 11 5/8% Series B Senior Secured Notes due 2006 (the "Exchange Notes"), issued under an Indenture dated October 16, 2001, between the Company and HSBC Bank USA, as trustee (the "Trustee"), for any and all of its outstanding 11 5/8% Series A Senior Secured Notes due 2006. This opinion is furnished to you pursuant to the requirements of Form S-4.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the formation of the Company and the authorization and issuance of the Exchange Notes as we have deemed necessary and appropriate.

         Based upon the foregoing, we are of the opinion that when the Exchange Notes are duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and issued in accordance with the terms of the Exchange Offer, the Exchange Notes will be duly authorized and constitute valid and binding obligations of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing in the Prospectus under the heading "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,

                                        /s/ Piper Marbury Rudnick & Wolfe LLP